Exhibit 99.1

iAnthus Reports Second Quarter 2025 Financial Results

NEW YORK, NY and TORONTO, ON – August 12, 2025 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCID: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the second quarter ended June 30, 2025. The Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”), which includes its unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2025 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, on the System for Electronic Document Analysis and Retrieval's (SEDAR+) website at www.sedarplus.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

Second Quarter 2025 Financial Highlights

•
Revenue of $35.2 million, a decrease of $2.9 million from Q1 2025 and a decrease of $7.8 million from the same quarter in the prior year.
•
Gross profit of $16.2 million, a decrease of $2.7 million from Q1 2025 and a decrease $4.5 million from the same quarter in the prior year.
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Gross margin of 46%, reflecting a decrease of 362 bps when compared to Q1 2025 and a decrease of 221 bps from the same quarter in the prior year.
•
Net loss of $18.7 million, or a net loss of less than $0.00 per share, compared to a net income of $5.1 million, or a net income of less than $0.00 per share in Q1 2025, and compared to a net loss of $9.8 million, or a net loss of $0.00 per share, in the same quarter in the prior year.
•
Adjusted EBITDA(1) of $1.9 million, a decrease from an Adjusted EBITDA of $3.2 million in Q1 2025, and a decrease from an Adjusted EBITDA of $8.9 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except per share amounts (unaudited)	Q2 2025	Q1 2025	Q2 2024
Revenue	$35,185	$38,121	$42,999
Gross profit	16,152	18,878	20,690
Gross margin	45.9%	49.5%	48.1%
Net income (loss)	(18,718)	5,150	(9,789)
Net income (loss) per share	(0.00)	0.00	(0.00)

Table 2: Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA(1)
in thousands of US$ (unaudited)	Q2 2025	Q1 2025	Q2 2024
Net income (loss)	$(18,718)	$5,150	$(9,789)
Depreciation and amortization	4,599	4,709	6,204
Interest expense, net	3,534	4,212	4,241
Income tax expense(2)	4,131	4,009	6,923
EBITDA (Non-GAAP)(1)	$(6,453)	$18,080	$7,579
Adjustments:
Write-downs and other charges, net	1,630	(149)	306
Inventory reserves and write-downs	91	110	183
Accretion expense	1,212	1,189	1,165
Share-based compensation	544	521	726
Losses from changes in fair value of financial instruments	4	4	16
(Gain) loss from equity method investments	(5)	17	60
Non-recurring charges(3)	5,622	374	1,084
Gains from deconsolidation of subsidiaries(4)	-	(12,085)	(2,120)
Other income(5)	(751)	(4,047)	(52)
Change in accounting estimate(6)	-	(811)	-
Total Adjustments	$8,349	$(14,877)	$1,368
Adjusted EBITDA (Non-GAAP)(1)	$1,896	$3,203	$8,947

(1)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.
(2)
Prior period amounts have been conformed to follow an accounting policy change made by the Company to aggregate interest and penalties related to accrued income taxes within "income tax expense" from within "selling, general and administrative expenses" in its unaudited interim condensed consolidated statement of operations.
(3)
Non-recurring charges includes one-time, non-recurring costs related to strategic review processes, ongoing legal disputes, severance and other non-recurring costs.
(4)
Q1 2025 reflects a gain of $12.1 million on deconsolidation following the sale of Nevada and certain Arizona assets.
(5)
Q2 2025 reflects $0.7 million of Employee Retention Tax Credits ("ERTCs") and tax refunds received during the quarter. Q1 2025 reflects $3.0 million of ERTC received during the quarter and $1.0 million of forgiven deferred professional fees. Q2 2024 reflects less than $0.1 million of accounts payable write-offs and vendor credits.
(6)
In January 2025, the Company implemented a change in accounting estimate with respect to inventory valuation from weighted average to standard costing.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA and Adjusted EBITDA as supplemental measures of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before share-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, the effect of changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, litigation costs related to ongoing legal proceedings, and other income. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance of other similarly situated companies in our industry, and we present Adjusted EBITDA because it removes non-recurring, irregular and one-time items that we believe may distort the comparability of EBITDA from period-to-period and with other industry participants.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian Securities Regulators, which you should review, including, but not limited to, the Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission has reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Justin Vu, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com